TRUST AGREEMENT

     THIS AGREEMENT ("Trust Agreement") is made and entered into as of this 1st day of January, 2002 by and among American Capitol Insurance Company, a Texas corporation with its principal office in Houston, Texas (the "Grantor") and Republic-Vanguard Life Insurance Company, a Texas Corporation with its principal office in Dallas, Texas (the "Beneficiary"), and JPMorgan Chase Bank, a New York State bank with offices in Houston, Texas (the "Trustee"), as trustee and custodian for the benefit of the Beneficiary.

     WHEREAS, the Beneficiary has assumed certain rights, liabilities, and obligations of the Grantor under a certain agreement entitled "Reinsurance Agreement" entered into by the Beneficiary and the Grantor and dated January 1, 1998, (herein referred to as the "Reinsurance Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which the Grantor ceded, and the Beneficiary agreed to reinsure, certain insurance liabilities of the Grantor in respect to life insurance policies which had been assumed or reinsured by the Grantor and identified in the Reinsurance Agreement (herein referred to as the "Policies"); and

     WHEREAS, it was the purpose and intent of such Reinsurance
Agreement that the Grantor would receive credit as an asset or as a deduction from liability for the reinsurance of insurance reserves ceded to the Beneficiary under the Reinsurance Agreement; and

     WHEREAS, at the inception of the Reinsurance Agreement, Grantor paid to Beneficiary a certain amount equal to the "Required Reserve" (hereinafter defined) at that time which has been held by the Beneficiary as a segregated asset in a segregated asset account as provided in the Reinsurance Agreement; and

     WHEREAS, the parties hereto amended the Reinsurance Agreement by entering into an Amendment of Reinsurance Agreement (referred to herein as the "Amendment," and which Amendment and Reinsurance Agreement are collectively referred to herein as the "Amended Reinsurance Agreement"), a copy of which Amendment is attached hereto as Exhibit B; and

     WHEREAS, the Grantor has agreed to establish a Trust (hereinafter defined) under this Trust Agreement, for the sole use and benefit of the Beneficiary, subject to the terms and conditions hereof; and

     WHEREAS, pursuant to the Amended Reinsurance Agreement the Beneficiary agreed to transfer the segregated assets (as modified in accordance with the Amended Reinsurance Agreement) to the Grantor by paying same into the Trust to be held in trust for the benefit of the Beneficiary under this Trust Agreement; and

     WHEREAS, the Grantor and the Beneficiary desire the services of a trustee to supervise and manage in an independent, professional manner the assets deposited into the Trust and any and all income accumulations thereon and to provide related custodial services for securities in which such assets are from time to time invested, all for the benefit of the Beneficiary; and

     WHEREAS, the Trustee is willing to provide such services in accordance with the terms hereof and for the consideration herein stated;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Beneficiary has transferred, or shall transfer, as the case may be, to the Trustee on behalf of the Grantor the assets that are listed in Exhibit C attached hereto, receipt of which shall be acknowledged by the Trustee in writing when received, to be held by the Trustee in trust ("Trust") for the uses and purposes and upon the terms and conditions set forth in this Trust Agreement, and the parties hereby agree that the foregoing recitations are correct and further agree as follows:

                         1.     Deposit of Assets

     1.1 The Trustee shall accept for deposit into the Trust assets consisting only of the assets identified and set forth in Exhibit C attached hereto, and other assets which may hereafter be deposited into the Trust ("Trust Assets"). All of the Trust Assets shall be maintained in pledge for the Beneficiary in the Trust separate and distinct from all other assets, and the Grantor hereby grants a first priority security interest in all assets now or hereafter held in the Trust in favor of the Beneficiary to secure the obligations of the Grantor under the Amended Reinsurance Agreement. This Agreement constitutes a pledge and security agreement for such purpose. The Beneficiary shall have all the rights, remedies and powers accorded to a secured party under applicable law including without limitation the Uniform Commercial Code.

     1.2 All assets deposited in the Trust shall be held in trust for the benefit of the Beneficiary and valued according to "Book Value" (hereinafter defined). The total Book Value of the assets in the Trust shall at all times be not less than the "Required Reserve" which shall be calculated as of the end of each month and shall be the amount equal to:
(i) gross policy "reserves" (as said term is defined in Section 10.01 of the Amended Reinsurance Agreement), (ii) less reserves ceded to other reinsurers who either reinsured the Policies as of the date of the Amended Reinsurance Agreement or who are approved in writing by the Beneficiary, (iii) less an amount equal to loans against the Policies (as defined in Section 3.08 of the Amended Reinsurance Agreement) as of the end of such month for which this calculation is being made, (iv) less the amount of the due and deferred asset (net of advance premium liability) as of the end of such month for which this calculation is being made, (v) and less the absolute value of the negative experience refund carryforward (as defined in Section C.02 of the Amended Reinsurance Agreement). Initially the Trust Assets shall consist of the assets transferred to the Trust by the Beneficiary as provided herein, and shall be deemed to have been transferred on January 1, 2002. The "Book Value" of the Trust Assets as of January 1, 2002 shall be the book value of the assets that are transferred to the Trust by the Beneficiary that existed on the books of the Beneficiary at December 31, 2001, and thereafter said Book Value of an asset shall mean the value at which such asset is required to be valued for purposes of page 3 of the Annual Statement as promulgated by the Texas Department of Insurance for use by life
insurance companies in filing their financial reports.   The Trustee
shall invest and reinvest the deposit in the Fidelity Prime #76 Money Market Fund, unless otherwise instructed in writing by Grantor. The Trustee or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that Trustee shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Trust Agreement.

     1.3. In this Section 1.3, reference is made to Article V (entitled "Accounting and Settlement") of the Amended Reinsurance Agreement, which sets forth required reporting and settlements involving the Grantor (referred to therein as the Company) and the Beneficiary (referred to therein as the Reinsurer), except that in accordance with Section 3(e) of the Amendment such reporting shall be made by the Grantor to the Beneficiary and the Trustee, and the monthly cash settlements shall be made between the Grantor and the Trustee (in lieu of the Beneficiary), as follows: Within ten (10) working days after the end of each calendar month the Grantor and the Trustee shall make a monthly cash settlement as follows: the Grantor shall pay to the Trustee, for the use and benefit of the Trust, the amounts that Grantor is required to pay to the Beneficiary under Section 5.03 (a) - (e) of the Amended Reinsurance Agreement, and the Trustee shall pay to the Grantor the amounts that the Beneficiary is required to pay to the Grantor pursuant to Section 5.03
(a) - (h) of the Amended Reinsurance Agreement. In addition to the amounts to be paid by the Grantor and the Beneficiary to each other as set forth in Section 5.03 as aforesaid, the following shall be included in the monthly cash settlement: (a) the Grantor shall pay to the Beneficiary each month the Net Investment Income (as defined in Section
10.16 of the Amended Reinsurance Agreement) on the Trust Assets by leaving same in the Trust for the benefit of the Beneficiary as it is collected by the Trustee, and (b) on behalf of the Beneficiary, the Trustee shall pay to the Grantor each month the amount of the investment expenses calculated pursuant to Section 10.16 of the Amended Reinsurance Agreement, which will include the fees incurred by Grantor for an outside investment management service, subject to the limitation set forth in said Section 10.16. (In the event the "net" amount of any such monthly cash settlement constitutes a payment by the Trustee to the Grantor, such payment shall be deemed a permitted withdrawal from the Trust by the Grantor, and the payment by the Trustee to the Grantor pursuant thereto shall be made within the time permitted in said Article V of the Amended Reinsurance Agreement, irrespective of any objection by the Beneficiary, and the Trustee shall incur no liability on account of such payment.) Section 5.01 and Section 5.04 - Section 5.06 shall apply to the monthly cash settlements between the Grantor and the Trustee. In lieu of Section 5.02 of the Reinsurance Agreement which was deleted by the Amendment, within ten (10) working days after the end of each calendar month the Grantor shall submit to the Beneficiary and the Trustee the monthly accounting report which shall include the Required Reserve, the book value of the Trust Assets after adjusting for the net change effected by the aforesaid monthly cash settlement, and the resulting excess or deficiency of the Required Reserve over the book value of the Trust Assets. In the event that the Required Reserve determined by the Grantor exceeds the book value of the Trust Assets held in the Trust, the Beneficiary shall forward to the Trustee, within twelve (12) working days after the close of such month, sufficient cash to increase the book value of the Trust Assets in the Trust to at least the amount of the Required Reserve. The Trustee shall have no liability or responsibility at any time to determine the book value of the Trust Assets held in the Trust or the Required Reserve.

     1.4 Upon the reasonable request of the Beneficiary, the Grantor agrees (at Beneficiary's expense) to execute and deliver all such assignments, certificates, financing statements or other documents and to give further assurances and to do all other acts and things as the Beneficiary may reasonably request to perfect the Beneficiary's security interest in the assets in the Trust, to assure the first priority status of such perfected security interest, or to protect, enforce, or otherwise effect the Beneficiary's rights and remedies hereunder.

                         2.     Withdrawal of Assets

     2.1 i) The Beneficiary shall have the right to withdraw assets (which assets may be specified by the Beneficiary in an advance notice to the Grantor as herein provided) from the Trust at any time and from time to time, subject only to ten (10) days prior notice from the Beneficiary to the Grantor and the Trustee, in the event and to the extent any payment is made by the Beneficiary on account of any liability or obligation reinsured by the Beneficiary under the Amended Reinsurance Agreement (provided, however, that prior payment by the Beneficiary is not required if the Beneficiary is insolvent) and which the Grantor, for a period of ten (10) days after notice by the Beneficiary, has failed or refused to repay (or pay in the event the Beneficiary is insolvent) and discharge. In addition to the foregoing, and not by way of illustration or limitation, the Beneficiary agrees and covenants that it shall withdraw assets from the Trust only after 5:00 p.m. Central Standard time on the tenth (10) calendar day following notice to the Grantor and the Trustee and only to satisfy amounts due to the Beneficiary (with no diminution due to insolvency of either the Beneficiary or the Grantor) for the following purposes only:

(a) to pay or reimburse the Beneficiary for the Grantor's share under the Amended Reinsurance Agreement regarding any benefits and claims paid by the Beneficiary but not recovered; or

(b) to make payment to the Beneficiary of any amounts held in the Trust to the extent that the book value of assets in the Trust exceeds the Required Reserve based on the monthly accounting report rendered by the Grantor to the Beneficiary and the Trustee pursuant to Section
     1.3 hereof (in respect to which the Trustee shall have no liability or responsibility at any time to determine the book value of the Trust Assets or the amount of the Required Reserve, or whether the Required Reserve equals, is less than, or exceeds the book value of Trust Assets held in the Trust).

(c)  beginning immediately after the retrocession described in Section
     C.01 of Schedule C of the Amended Reinsurance Agreement, to make payment to the Beneficiary of its 15% share of the positive amount produced by the experience refund as provided in Section C.01 of Schedule C of the Amended Reinsurance Agreement.

The Grantor agrees and covenants that it shall withdraw assets from the Trust only after 5:00 p.m. Central Standard Time on the tenth (10th) calendar day following notice to the Beneficiary and the Trustee and only to satisfy amounts due to the Grantor (with no diminution due to the insolvency of either the Beneficiary or the Grantor) only for the purpose, beginning immediately after the retrocession described in Section C.01 of Schedule C of the Amended Reinsurance Agreement, to make payment to the Grantor of its 85% share of the positive amount produced by the experience refund as provided in Section C.01 of Schedule C of the Amended Reinsurance Agreement. The notices referred to in this paragraph
(i) shall specify the basis for such withdrawal. No other statement or document need be presented to the Trustee with the notice and the Trustee shall transfer assets to the Beneficiary or Grantor, as the case may be, in compliance with such notice; however, the Beneficiary and the Grantor shall be required to acknowledge receipt of assets withdrawn from the Trust. Notwithstanding anything to the contrary contained in this Section 2.1, neither the Beneficiary nor the Grantor shall be entitled to withdraw assets from the Trust that (A) would reduce the book value of assets in the Trust below the Required Reserve (in respect to which the Trustee shall have no liability or responsibility at any time to determine the book value of the Trust Assets or the amount of the Required Reserve, or whether the Required Reserve equals, is less than, or exceeds the book value of the Trust Assets held in the Trust), or (B) if either the Beneficiary or the Grantor gives notice to the other and the Trustee of its objection to such withdrawal by the Beneficiary or the Grantor, as the case may be, and to the Trustee prior to 5:00 p.m. Central Standard time on the tenth (10) calendar day following delivery to the Grantor of Beneficiary's advance notice of intent to withdraw as aforesaid, delivery to the Beneficiary of Grantor's advance notice of intent to withdraw as aforesaid, as the case may be. In such case, the Trustee shall continue to hold the assets that are the subject of such notice of withdrawal pending the resolution of the objection as provided in Section 2.1 (ii). The Grantor's notice of objection, or the Beneficiary's notice of objection, as the case may be, shall set forth in detail the basis for its objection.

     (ii) If the Grantor gives notice to the Beneficiary, or if the Beneficiary gives notice to the Grantor, of its objection to the proposed withdrawal from the Trust as aforesaid, the Grantor or the Beneficiary shall have the right, exercised by notice to the other party, to require arbitration of whether the other party was entitled to make the withdrawal which is in question from the Trust. The arbitration shall be conducted pursuant to Article VII of the Amended Reinsurance Agreement. If the finding of the arbitrators is that the party seeking to make a withdrawal was entitled to make a withdrawal pursuant to Section 2.1(i), then the Trustee shall pay to such party the amount of the subject withdrawal (including the earnings thereon from the date of such notice of withdrawal previously given by the Beneficiary to the date of payment of same by the Trustee to the Beneficiary). If the finding of the arbitrators is that the party seeking to make a withdrawal was not entitled to make a withdrawal pursuant to Section 2.1(i), then the Trustee shall continue to hold such assets in the Trust under the terms of this Agreement. The judgment of the arbitration shall be final and binding and may be enforced by any court having jurisdiction.

     (iii) The Beneficiary's or the Grantor's notice of withdrawal may designate a third party to whom the assets shall be transferred or it may direct the Trustee to sell, assign, convey or otherwise transfer the assets for the account of the Beneficiary or Grantor, as the case may be.

     (iv)  Upon notice by the Beneficiary or the Grantor under this
Section 2.1 (and in the absence of receiving a notice from the Beneficiary or the Grantor, as the case may be, of its objection to such withdrawal as aforesaid), the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the assets held in the Trust to the Grantor or the Beneficiary or its designee, as the case may be, and deliver physical custody thereof to the Beneficiary or its designee, as the case may be.

     (v) In the absence of receiving a notice from the Grantor or the Beneficiary of its objection to such withdrawal as aforesaid, the Trustee shall rely solely on notice from the Beneficiary or the Grantor, as the case may be, and shall have no responsibility to determine whether the circumstances described in Section 2.1(i) have occurred.

     2.2 The Trustee shall not be liable to the Grantor or to the Beneficiary or to their successors or any creditors thereto or to any other party having an interest in the Trust for any transfer of assets pursuant to the Beneficiary's or Grantor's notice made in accordance with this Section 2.

     2.3  The Trustee shall notify Grantor and the Beneficiary within ten
(10) days following each withdrawal from the Trust.

                         3.     Holding and Transfer of Assets

     3.1 The Trustee, or its custodian, as the case may be, shall receive assets and hold all assets in the Trust in a secure location segregated in trust for the benefit of the Beneficiary.

     3.2 The Beneficiary, prior to depositing assets with the Trustee, shall execute and deliver to the Trustee special powers of attorney, assignments or endorsements in b1ank of all assets in the Trust which require assignment in order to effect a transfer thereof, in such form that the Trustee may request in order to negotiate any such assets without further consent or signature from the Beneficiary or any other Person. It is the duty of the Trustee to determine that the requirements of this Section 3.2 have been complied with by the Beneficiary.

     3.3 The Grantor and the Beneficiary agree that when the Trustee is instructed to deliver an asset of the Trust against payment, it may deliver said asset before receiving payment and that, as a matter of bookkeeping convenience, the Trustee may credit the Trust with anticipated proceeds of sales prior to actual receipt of final payment. All credits to the Trust of the anticipated proceeds of sales and redemptions of assets of the Trust shall be conditional upon receipt by the Trustee or final payment and may be reversed to the extent final payment is not received.

                         4.     Records and Statement of Account

     4.1 The Trustee shall prepare and submit to the Grantor and to the Beneficiary a statement of all assets in the Trust upon its inception and within five (5) days after the end of each calendar month thereafter until this Trust Agreement is terminated.

     4.2 The Trustee shall keep full and complete records of the administration of the Trust created hereby. The Grantor and/or the Beneficiary, upon reasonable notice to the Trustee, may examine such records at any time during business hours by any person or persons duly authorized in writing by the Grantor or the Beneficiary, as the case may be.

                         5.     Investment of Assets

     5.1 The Grantor and/or its duly appointed third party asset manager shall have the sole right, power and authority to manage the Trust Assets ("management right") with respect to the purchase, sale, retention, substitution, or reinvestment of all such Trust Assets, and to make appropriate contractual arrangements with a custodial agent to act for the Trustee as provided in Section 5.2 below. All such assets acquired by the Trust as a result of the exercise of said management right shall, at the time of such acquisition, comply with the investment guidelines set forth in Exhibit 5.1 attached hereto. The Beneficiary shall have the right to object to any asset acquired by the exercise of said management right by giving notice thereof to the Grantor and the Trustee within five
(5) working days after the Beneficiary first receives a report revealing any asset so acquired. Any such notice of objection by the Beneficiary shall state the reason for such objection and shall not be unreasonably made, but if the Beneficiary elects to challenge any such asset, the Grantor shall replace such asset with an asset acceptable to the Beneficiary, which acceptance shall not be unreasonably withheld. The proceeds of any sale, exchange or substitution of any Trust Asset shall belong to and be paid to the Trustee for the use and benefit of the Trust. The then current market value of any asset so acquired shall not be less than the then current market value of the asset or assets withdrawn.

     5.2 The Grantor may make appropriate contractual arrangements with a custodial agent to act for the Trustee for the purpose of safekeeping the Trust Assets, to collect income therefrom as the same becomes due and payable in respect of the Trust Assets, and otherwise to perform services that are customarily performed by such custodians, provided that the custodian shall by contract be accountable to the Trustee and pay to the Trustee such income amounts as the same are collected by the custodian, and further provided that the Trustee and the Beneficiary shall first approve the custodian selected, and the contractual terms between the Trustee and the custodian. The Grantor, Beneficiary or the Trustee shall have the right to require that the Grantor make arrangements to replace the custodian then serving, which right to approve the replacement custodian so selected by the Grantor and said contractural terms shall not be unreasonably exercised. Such replacement custodian shall likewise be subject to prior approval by the Beneficiary and the Trustee, along with the contractual terms between the Trustee and the custodian, which right shall not be unreasonably exercised. When a custodian is serving as herein provided, the Trustee shall not be responsible for the actions or omissions of the custodian, and shall receive the income or other payments from the custodian for deposit in the Trust, and shall accept any reports and accounting provided by the custodian to the Trustee without any duty as to the completeness or accuracy of any such payments, accounting or reports. The Beneficiary shall be solely responsible for paying the fees and expenses due to the custodian. The initial custodian shall be JPMorgan Chase Bank who is acting as custodian as well as trustee hereunder, which is hereby approved by the Grantor and Beneficiary. The statement of fees and other expenses to be incurred by the Beneficiary as a result of the trustee and custodian services as set forth herein are set forth in the "Schedule of Fees" attached hereto as
Schedule I.

     5.3 The Trustee shall have no liability or responsibility at any time in respect to any exercise of said management right, the performance of the custodian, the determination of the book value of any asset so acquired, or the book value of the Trust Assets, or the amount of the Required Reserve, or whether the Required Reserve equals, is less than, or exceeds the book value of the Trust Assets held in the Trust.

                         6.   Appointment and Compensation of Trustee

     6.1 The Trustee hereby agrees to act as trustee and, in the absence of a duly appointed custodian, as custodian and bailee for the benefit of the Beneficiary pursuant to the provisions of this Trust Agreement. If a custodian is duly appointed and serving as custodian as provided herein, the Trustee shall have no responsibility for the custodial responsibilities that have been delegated to such custodian. For any period during which no custodian is appointed and serving, the Trustee shall assume such custodial duties and shall be entitled to receive from the Beneficiary as an expense the usual and customary fees and expenses that would be charged by a custodian for performing such services.

     6.2 The Beneficiary hereby agrees to pay the Trustee reasonable compensation as may be agreed from time to time between the Beneficiary and the Trustee for the services to be rendered hereunder as shown on
Schedule I hereto and will pay or reimburse the Trustee upon request for all expenses, disbursements and advances, including custodial fees, reasonable attorney's fees, incurred or made by it in connection with carrying out its duties hereunder and costs and expenses of defending itself against any claim of liability except a claim made by the Trustee. The Grantor has no responsibility to the Trustee for the payment of any of the Trustee's fees or expenses arising under this Trust Agreement and the Beneficiary hereby agrees to indemnify the Grantor and to hold the Grantor harmless with respect thereto. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account prior to the deposit thereof to the Income Account, and in the event of any such deduction by the Trustee, the Beneficiary shall immediately pay into the Trust an amount of cash equal to any such deduction made by the Trustee.

     6.3 The Trustee is entitled to receive its compensation and other expenses from the Trust assets prior to the payment thereof to the Beneficiary or the Grantor, and any such compensation and other expenses so received by the Trustee shall be immediately reimbursed by the Beneficiary.

                         7.     Trustee's Reliance and Liability

     7.1 The Trustee shall be liable only for the administration (and, in the absence of a duly appointed and serving custodian as herein provided, the safekeeping) of the Trust assets and income therefrom in accordance with the provisions of this Trust Agreement, and the duties and responsibilities of the Trustee hereunder shall be determined solely by the express provisions of this Trust Agreement and no other or further duties or responsibilities shall be implied, and the Trustee shal1 not be liable or responsible for any action taken by it in good faith and believed by it to be authorized and within the rights or powers conferred upon it by this Trust Agreement unless the same be caused by its own negligence, willful misconduct, breach of fiduciary duty or lack of good faith. Grantor and Beneficiary hereby jointly and severally agree to indemnify Trustee, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and to hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Trust Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party.

     7.2 The Trustee shall be protected in acting upon any statement, notice, resolution, request, consent, order, certificate, report, appraisal, opinion, telegram, cablegram, radiogram, letter or other paper or document reasonably believed by the Trustee to be genuine and which purports to have been signed, sent or presented by the custodian or a party hereto.

     7.3 Except when otherwise expressly provided herein, whenever in the administration of the Trust the Trustee shall deem it necessary or desirable that a matter prescribed herein be proved or established prior to taking, suffering or omitting any action hereunder, such matter may be deemed by the Trustee to be conclusively proved and established by statement or certificate purported to be signed by or on behalf of the Beneficiary and by the Grantor and delivered to the Trustee and said statement or certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it on the good faith thereof, but this provision is not intended to imply any duty or responsibility on the part or the Trustee beyond what is specifically provided for in this Trust Agreement.

     7.4 Except when otherwise expressly provided herein, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by the Grantor or the Beneficiary shall be sufficiently executed if it purports to be executed in the name of the respective party by an ("Authorized Signer") as shown on Schedule II hereto of Grantor or Beneficiary or by such other agent or agents, provided notice of designation of such agency shall be filed with the Trustee by the Grantor or the Beneficiary, as the case may be.

     7.5 The Trustee may consult with counsel of its own choice. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken suffered or omitted by it in good faith and in accordance with the written opinion of said counsel.

     7.6 The Trustee shall be entitled to obtain a receipt from an appropriate person with respect to any particular action the Trustee takes hereunder, if the Trustee requests such a receipt.

                         8.     Resignation or Removal of Trustee

     8.1 The Trustee and any successor Trustee shall be a bank or trust company that is a member of the Federal Reserve System and shall not be a parent, subsidiary or Affiliate of the Grantor or the Beneficiary.

     8.2 The Trustee may resign at any time by notice to the Beneficiary and the Grantor, with or without cause, or the Grantor and the Beneficiary may jointly remove the Trustee, with or without cause, at any time, such resignation or removal to be effective upon the date specified in said notice no less than the thirtieth (30th) day following the date said notice is received by the Beneficiary and the Grantor (in the case of resignation by the Trustee) or by the Trustee (in the case of removal by the Beneficiary and the Trustee); provided, however, Trustee's sole responsibility after such 30-day notice period expires shall be to hold the Assets (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Trustees obligations hereunder shall cease and terminate.

     8.3 In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its accounts. Upon completion of such accounting, the Trustee shall transfer, pay and deliver to the successor trustee the assets held in and comprising the Trust as they may be then constituted. The payment to the Trustee of its fees and expenses shall be exclusively the responsibility of the Beneficiary and shall not be a condition precedent to the transfer, payment or delivery or the assets held in and comprising the Trust as they may then be constituted to the successor trustee as described in the preceding sentence.

     8.4 Any corporation or banking association into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated, resulting from any merger, conversion, or consolidation to which the Trustee in its individual capacity shall be a party, or any corporation or banking association succeeding to all or substantially all of the assets or the corporate trust business of the Trustee in its individual capacity, shall be the successor Trustee under this Trust Agreement without further act, provided that such successor shall comply with the standards required of the Trustee hereunder. If such successor shall not comply with such standards, then the Trustee or its unqualified successor, shall be required to give notice of resignation to the Beneficiary and the Grantor pursuant to Section 8.2 hereof no later than the effective date of such merger, consolidation, conversion or succession, and the resignation shall become effective pursuant to Section 8.2 hereof.

                         9.     Effective Date

     9.1 This Trust Agreement and the Trust created hereby shall become effective when this Trust Agreement has been duly executed and delivered by the parties hereto, each to the others, whereupon it shall be effective as of January 1, 2002 (the "Effective Date").

                         10.     Termination

     10.1 Subject to Section 10.2 hereof, the Trust created hereby shall continue until terminated as provided in Section 9 of the Amended Reinsurance Agreement upon notice by the Grantor to the Trustee. The Trustee shall be entitled to rely solely on the notice by the Grantor to the Trustee described in this Section 10.1. Upon receipt of notice of termination from the Grantor, the Trustee shall, at least 30 days prior to termination of the Trust, deliver a copy thereof via certified mail to the Beneficiary and to the Reinsurance Division of the Texas Department of Insurance.

     10.2  The Trust shall terminate on such date no less than thirty
(30) days nor more than forty-five (45) days after the Trustee has received notice from the Grantor of the Beneficiary's intention to terminate the Trust and this Trust Agreement pursuant to Section 10.1.

     10.3 Upon termination of the Trust and this Trust Agreement the Trustee shall transfer, pay over and deliver to the Grantor, all of the assets then held in the Trust. If the Trustee makes such payment, transfer and delivery as set forth above, such actions shall constitute a full and sufficient discharge and release of the Trustee in respect thereof, subject to a final accounting. Prior to making any payments under this Section 10.3 the Trustee may deduct its fees and expenses from any undistributed income attributable to moneys held in the Trust, and such amount, if any, shall thereby become a debt owed by the Beneficiary to the Grantor, payable immediately.

     10.4 Within thirty (30) days after the termination of this Trust Agreement, the Trustee shall deliver to the Beneficiary and to the Grantor a signed affidavit of an officer of the Trustee stating that all assets have been distributed from the Trust and stating the assets so distributed and the party or parties to whom they were so distributed.

                         11.     Governing Law

     11.1 The provisions of and the validity and construction of this Trust Agreement and any amendments or supplements hereto shall be subject to and governed by the laws of the State of Texas.

     11.2 In the event the parties conduct an arbitration hearing hereunder, such hearing shall be convened in Houston, Texas. All other disputes between the Beneficiary and the Grantor arising hereunder shall be handled consistent with the applicable terms set forth in the this Trust Agreement.

                         12.     Entire Agreement

     12.1 This Trust Agreement, including the Exhibits and Schedules attached hereto, constitutes the entire agreement of the parties hereto with respect to the Trust, and this Trust Agreement is not subject to any conditions or qualifications not expressed herein.

                         13.     Severability

     13.1 In case any provision of this Trust Agreement shall be held invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect or impair the remaining parts of this Trust Agreement; and this Trust Agreement shall be construed and enforced as if such provision had never been inserted herein, but shall be construed so as to confer the rights and obligations established hereby on the parties hereto in accordance with the actual intent of such parties.

              14.  Binding Agreement; No Third Party Beneficiaries

     14.1 This Trust Agreement shall be binding upon the successors and assigns of the parties hereto, present and future.

     14.2 No person or entity (including without limitation any person or entity claiming to be a third party beneficiary) other than the parties to this Trust Agreement shall have any rights or remedies hereunder.

                         15.     Captions

     15.1 The captions in this Trust Agreement are for convenience only and shall be accorded no weight in the construction of this Trust
Agreement.

                         16.     Counterparts

     16.1 This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart. All signatures of the parties to this Trust Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

                         17.     Notices

     17.1 Any notice or other communication required or permitted to be given under this Trust Agreement by any party hereto to any other party hereto shall be considered as properly given if, and only if, it is in writing, signed by an Authorized Signer of the party giving the notice, and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:


If to the Trustee, to:     JPMorgan Chase Bank
                           600 Travis, Suite 1150
                           Houston, Texas  77002
                           Attention:  Ruth Chipongian
                           Telephone No.:  713-216-6337
                           Fax No.: 713-216-6927


If to the Grantor, to:     American Capitol Insurance Company
                           10555 Richmond Avenue
                           Houston, Texas 77242
                           Attention: President
                           Telephone No.: 713-974-2242
                           Fax No.:  713-974-0373


If to the Beneficiary, to: Republic-Vanguard Life Insurance Company
                           15305 Dallas Parkway
                           Addison, Texas 77001
                           Attention: Chief Executive Office
                           Telephone No.: 972-560-9501
                           Fax No.: 972-560-9535

or at such other address as any of the above may have furnished to the other parties hereto in writing by notice given in the manner herein provided. Any notice or other communication given hereunder shall be effective when delivered to or received at the specified address.

     17.2 Except as may otherwise be provided herein, all reports and instructions to the Trustee shall be given in writing (including by telex, telecopy or other electronic transmission). The Grantor and the Beneficiary shall each furnish the Trustee with a certificate indicating those persons who are authorized to give the Trustee instructions hereunder and with specimen signatures of such persons as shown on
Schedule II hereto. The Trustee is authorized to rely on any such instructions reasonably believed by it to have been sent or given by an authorized person.

                         18.     Amendment

     18.1 This Trust Agreement and the Trust created hereby may be amended or modified, in whole or in part, as may be agreed upon by the Grantor and the Beneficiary and evidenced by a writing executed and delivered by both of such parties; provided, however, that any such amendment or modification which shall increase the Trustee's duties or responsibilities hereunder shall not be effective without the Trustee's written consent, which consent shall not be unreasonably withheld.

                         19.     Definitions

     19.1 Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Amended Reinsurance Agreement.

                         20.     Arbitration

     20.1 THIS TRUST AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES HERETO.

     21.2 In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telefax, or otherwise, the Trustee is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule III hereto, and the Trustee may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Trustee. The parties to this Trust Agreement acknowledge that such security procedure is commercially reasonable. It is understood that the Trustee and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Trustee may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

     IN WITNESS WHEREOF, the Grantor, the Beneficiary and the Trustee have caused these presents to be executed and delivered to each other by their duly authorized officers.


AMERICAN CAPITOL INSURANCE COMPANY, Grantor

By:  /s/John D. Cornett
     --------------------------------
     John D. Cornett, President

Tax Id No.:  74-1219404
             --------------------------


REPUBLIC-VANGUARD LIFE INSURANCE COMPANY, Beneficiary

By:  /s/Yves Corcos
     --------------------------------------
     Yves Corcos, Chief Executive Officer

Tax Id No.:   75-1222043
             -------------------------------


JPMORGAN CHASE BANK, Trustee


By: ---------------------------------------